Exhibit 99.1
December 17, 2007 02:54 PM Eastern Time
Tropicana Makes Interest Payment on Subordinated Notes
Company intends to sell assets to retire outstanding senior debt
CRESTVIEW HILLS, Ky.—(BUSINESS WIRE)—Tropicana Entertainment, LLC said today that it made its scheduled semi-annual interest payment on its 9 5/8% Senior Subordinated Notes due today and that it is attempting to reach an agreement with its lenders that will allow for an orderly sale of the Tropicana Resort and Casino in Atlantic City and Casino Aztar in Evansville, Indiana.
The proceeds from the sales of the two properties, along with those from the sale of the company’s casino in Vicksburg, Mississippi, which is under contract with Nevada Gold & Casinos, Inc., are expected to be sufficient to pay Tropicana’s outstanding senior debt. Any remaining proceeds will be reinvested in the company’s business.
The company has engaged an independent investment bank to act as its financial advisor in connection with its continuing negotiations with its lenders to obtain a forbearance with respect to the decision by the New Jersey Casino Control Commission to deny the Company’s gaming license renewal application for its Atlantic City casino.
“In short order, we have developed a plan to address recent challenges by selling our properties in Atlantic City, Evansville and Vicksburg in an orderly manner, retiring our Senior Credit Facility and positioning ourselves for long-term growth with what we hope will be a stronger balance sheet,” said William J. Yung, Chief Executive Officer and President of Tropicana Entertainment. “We intend to continue to work cooperatively with lenders and regulators to implement a plan that will serve the best interests of our debt holders and our company.”
About Tropicana Entertainment
Tropicana Entertainment, an indirect subsidiary of Tropicana Casinos and Resorts, is one of the largest privately-held gaming entertainment providers in the United States. Additional information can be found on the Company’s website at www.tropicanacasinos.com. None of the information contained on the Company’s website shall be deemed incorporated by reference or otherwise included herein.
Forward Looking Statements
This press release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements frequently contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Tropicana Entertainment. These forward-looking statements are based on current expectations and projections about future events.
You are cautioned that forward-looking statements are not guarantees of future performance and you should not place undue reliance on them. Numerous risks and uncertainties (including those described in the filings the Company has made with the Securities and Exchange Commission), and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Such risks and uncertainties include, but are not limited to, the following factors: The effects of a potential event of default under the Company’s Senior Credit Facility; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; operating risks associated with the gaming and hospitality industries, including, among others, the cyclicality of each of them and the potential for abnormal holds at the Company’s gaming properties; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the impact on travel resulting from the insolvency of certain air carriers, increased fuel prices and security precautions; the Company’s ability to effect sales of non-strategic gaming properties at anticipated prices; access to available and reasonable financing on a timely basis; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the Company’s ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; and the effects of competition.
Although the Company believes that its current expectations are based on reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially from its expectations. Any forward-looking statements contained in this earnings release are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company disclaims any obligation to update these forward-looking statements.
Contacts
Tropicana Entertainment
Investor Relations
859-669-1500
or
Beacon Advisors
Hud Englehart
513-533-4800